UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2008
Southern Community Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-50252	58-2639705

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
525 North Jeff Davis Drive, Fayetteville, Georgia 30214
(Address of Principal Executive Offices, including Zip Code)
(770) 461-4365
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Effective October 6, 2008, Southern Community Bank (the “Bank”), a wholly-owned subsidiary of Southern Community Bancshares, Inc., a Georgia corporation (the “Company”), entered into a Stipulation and Consent Agreement with the Federal Deposit Insurance Corporation (the “FDIC”) and the Georgia Department of Banking and Finance (the “Department”) agreeing to the issuance of a cease and desist order (the “Order”). The Order stems from the findings of a regulatory examination of the Bank conducted by the FDIC based on the Bank’s condition as of December 31, 2007. The Company issued a press release on October 10, 2008 announcing that the Bank had entered into the Order. A copy of the press release is attached hereto as exhibit 99.1. The FDIC will make a copy of the Order available on its Internet website, which is located at www.fdic.gov. The contents of the FDIC’s Internet website are not incorporated by reference into this Current Report on Form 8-K.
     Among other things, the Order addresses the adequacy of the Bank’s board of directors’ (the “Board”) supervision of the Bank, the Bank’s management team and the Bank’s equity capital and reserves in relation to the volume and quality of assets held, as well as the Bank’s excessive level of adversely classified items, the inadequacy of the allowance for loan and lease losses, deficiencies in the Bank’s loan underwriting and administration practices, the Bank’s operating losses, and alleged violations of certain laws, regulations, and/or statements of policy. The Order requires the Bank to implement a number of actions, such as:
•	increasing the Board’s participation in the affairs of the Bank;

•	commissioning a written assessment of the Bank’s management and staffing needs;

•	retaining qualified management;

•	achieving and maintaining a Tier 1 capital level equal to or exceeding 8% of the Bank’s total assets;

•	adopting a plan to meet and maintain the minimum risk-based capital requirements for a “well capitalized” bank;

•	eliminating or substantially reducing certain problem assets within established timeframes;

•	restricting additional credit to borrowers that have or have had problem loans at the Bank;

•	implementing plans to correct loan underwriting, loan administration, and loan portfolio management weaknesses;

•	adopting an effective loan review and loan grading system;

•	implementing a plan for reducing concentrations of credit;

•	maintaining an adequate allowance for loan losses;

•	formulating a plan to improve the Bank’s earnings;

•	preparing a three-year strategic plan that covers the overall operation of the Bank;

•	taking steps to eliminate or correct all apparent violations of law;

•	revising and implementing a liquidity and funds management policy;

•	implementing an asset/liability management policy which establishes an acceptable range for the Bank’s net noncore funding dependency ratio; and

•	delivering periodic progress reports to the FDIC and the Department detailing the form and manner of actions taken, and the results thereof, to secure compliance with the Order.

     Since the time of the exam the Bank has undertaken a number of initiatives designed to address the weaknesses identified during the exam. Most notably, the Bank increased its Tier 1 capital by $2 million on September 25, 2008. This capital was injected from the Company, which sold 500,000 shares of its common stock to a group of directors at a per share price of $4.00. The shares were sold in a private placement transaction that was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) or the Act and Rule 506 promulgated thereunder. Other measures that have been initiated by the Bank include:
•	Hiring David R. Coxon, a veteran banking executive with over 30 years experience in the industry, to serve as the Bank’s President and CEO;

•	Appointing a special assets committee comprised of independent Board members charged with the responsibility of monitoring and disposing of the Bank’s other real estate;

•	Strengthening the Bank’s lending activities with particular emphasis on direct and indirect borrowing concentrations and monitoring individual lender/borrower relationships;

•	Engaging an outside regulatory consultant to assist the Bank in connection with the development of a strategic plan and with the Bank’s overall compliance with the Order;

•	Developing a liquidity and funds management plan to address anticipated funding needs;

•	Developing a comprehensive policy for managing potential loan loss liability and enhancing the Bank’s loan loss reserve;

•	Increasing internal controls over loan portfolio review; and

•	Establishing a communications policy and procedure for reporting progress in all areas to the FDIC and the Department.
     The Order does not affect the Bank’s ability to continue to conduct its banking business with customers in a normal fashion. Banking products and services, hours of business, internet banking, and ATM usage will all be unaffected, and the Bank’s deposits will remain insured to the highest limits set by the FDIC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, issued October 10, 2008, relating to the Order.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 10, 2008	SOUTHERN COMMUNITY BANCSHARES, INC.
	By:	/s/ David R. Coxon
David R. Coxon
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued October 10, 2008, relating to the Order.